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                                                                   Exhibit 23.4

                      [KPMG Peat Marwick LLP Letterhead]



                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Aetna Inc.

We consent to incorporation by reference in Amendment No. 1 to Registration Statement Nos. 333-52321, 333-52321-01, 333-52321-02, 333-52321-03,
333-52321-04 and 333-52321-05 on Form S-3 of Aetna Inc. or its Subsidiaries of our reports dated February 3, 1998, relating to the consolidated balance sheets of Aetna Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which reports appear in or are incorporated by reference in the December 31, 1997 annual report on Form 10-K of Aetna Inc.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                      /s/ KPMG PEAT MARWICK LLP

June 19, 1998